-----------------------------


                           PROPERTY PURCHASE AGREEMENT

                            DATED AS OF JUNE 30, 1998

                                      AMONG

                        INTEGRATED HEALTH SERVICES, INC.,
               INTEGRATED HEALTH SERVICES OF FLORIDA AT HOLLYWOOD
                                   HILLS, INC.
                   MEDICAL ASSOCIATES IV LIMITED PARTNERSHIP,
                    HILLCO PCS (HIALEAH) LIMITED PARTNERSHIP,
                            MEDICAL ASSET FUND, LLC,
                                TODD P. ROBINSON,
                            DR. JOHN J. SHEEHAN, SR.,
                                       AND
                         HIALEAH ACQUISITION FUND, L.P.

                          -----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE

ARTICLE I:  SALE AND PURCHASE OF PROPERTY....................................2
    1.1     Acquired Property ...............................................2
    1.2     Excluded Property ...............................................3
    1.3     No Assumption of Liability.......................................3

ARTICLE II:  PURCHASE PRICE..................................................4
    2.1      Determination and Payment of Purchase Price.....................4
    2.2      Transfer and Sales Taxes........................................4
    2.3      Certain Adjustments.............................................5
    2.4      Prorated Items..................................................5

ARTICLE III: IHS STOCK.......................................................5
    3.1      IHS Stock.......................................................5

ARTICLE IV: THE CLOSING......................................................10
    4.1      The Closing.....................................................10

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF GROUP MEMBERS..................10
    5.1      Organization and Standing.......................................10
    5.2      Authority.......................................................11
    5.3      Binding Effect..................................................11
    5.4      Absence of Conflicting Agreements...............................12
    5.5      Consents........................................................12
    5.6      Title to Personal Property......................................12
    5.7      Contracts.......................................................12
    5.8      Title, Condition of the Real Property...........................13
    5.9      Legal Proceedings...............................................14
    5.10     Compliance with Laws............................................14
    5.11     Finders.........................................................14
    5.12     Tax Returns ....................................................15
    5.13     Encumbrances Created by this Agreement .........................15
    5.14     Equity Holders .................................................15

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES OF IHS AND BUYER ................15
    6.1      Organization and Standing ......................................15
    6.2      Power of Authority .............................................15
    6.3      Binding Agreement ..............................................15
    6.4      SEC Documents ..................................................15


                                       (i)

    6.5      Absence of Conflicting Agreements ..............................16
    6.6      Consents .......................................................16
    6.7      Capital Stock ..................................................16
    6.8      Finders ........................................................16

ARTICLE VII:  INFORMATION AND RECORDS CONCERNING THE FACILITY................16
    7.1      Maps, Plans, Surveys, etc ......................................16

ARTICLE VIII:  OBLIGATIONS OF THE PARTIES UNTIL CLOSING .....................17
    8.1      Negative Covenants of the Parties ..............................17
    8.2      Affirmative Covenants ..........................................17
    8.3      Pursuit of Consents and Approvals ..............................17
    8.4      Exclusivity ....................................................17

ARTICLE IX:  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND IHS............17
    9.1      Representations and Warranties .................................17
    9.2      Performance of Covenants .......................................17
    9.3      Delivery of Closing Certificate ................................18
    9.4      Legal Matters ..................................................18
    9.5      Approvals ......................................................18
    9.6      Title Insurance ................................................18
    9.7      Deed ...........................................................19
    9.8      Property Transferred at Closing ................................19
    9.9      Authorization Documents ........................................19
    9.10     Opinion of Counsel .............................................19
    9.11     Additional Items to be Delivered ...............................19
    9.12     Intentionally Omitted ..........................................19
    9.13     Certain Reports ................................................20
    9.14     Other Documents ................................................20

ARTICLE X:  CONDITIONS PRECEDENT TO OBLIGATIONS OF GROUP MEMBERS.............20
   10.1     Representations and Warranties ..................................20
   10.2     Performance of Covenants ........................................20
   10.3     Delivery of Closing Certificate .................................20
   10.4     Legal Matters ...................................................20
   10.5     Authorization Documents .........................................20
   10.6     Opinion of Counsel ..............................................21
   10.7     Other Documents .................................................21


                                      (ii)

ARTICLE XI:  OBLIGATIONS OF PARTIES AFTER CLOSING ...........................21
   11.1     Discharge of Liabilities ........................................21
   11.2     Survival of Representations and Warranties ......................21
   11.3     Indemnification by Group Members ................................21
   11.4     Indemnification by Buyer and IHS ................................21
   11.5     Assertion of Claims .............................................22
   11.6     Control of Defense of Indemnifiable Claims ......................22

ARTICLE XII:  TERMINATION ...................................................23
   12.1     Termination .....................................................23
   12.2     Effect of Termination ...........................................24

ARTICLE XIII:  CASUALTY, RISK OF LOSS .......................................24
   13.1     Casualty, Risk of Loss ..........................................24

ARTICLE XIV:  MISCELLANEOUS PROVISIONS ......................................24
   14.1     Public Announcements ............................................24
   14.2     Costs and Expenses ..............................................24
   14.3     Performance .....................................................25
   14.4     Benefit and Assignment ..........................................25

   14.5     Effect and Construction of this Agreement .......................25
   14.6     Cooperation - Further Assistance ................................25

   14.7     Notices .........................................................25


                                     (iii)

                                    SCHEDULES

Schedule 1.1A     -        Description of Real Property

Schedule 2.3      -        Allocation of Purchase Price

Schedule 5.5      -        Seller's Consents

Schedule 5.6      -        Personal Property Encumbrances

Schedule 5.7      -        Leasehold defaults of Buyer

Schedule 5.8(a)   -        Title Exceptions

Schedule 5.14     -        Equity Interests in the Seller

Schedule 6.6      -        Buyer's Consents

                                    EXHIBITS
                                    --------

Exhibit 2.1(c)    -        Promissory Note

Exhibit 9.7       -        Special Warranty Deed

Exhibit 9.8-1     -        Bill of Sale

Exhibit 9.8-2     -        Assignment and Assumption of Contracts and Lease

Exhibit 9.10      -        Opinion of Seller's Counsel

Exhibit 10.6      -        Opinion of Buyer's Counsel

                                      (iv)

                           --------------------------

                           PROPERTY PURCHASE AGREEMENT

                           --------------------------


                  This Property Purchase Agreement (this "AGREEMENT") is made as of the 30th day of June, 1998, among Integrated Health Services, Inc., a Delaware corporation having an address at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("IHS"), Integrated Health Services of Florida at Hollywood Hills, Inc., a Delaware corporation having an address at 10065 Red Run Boulevard, Owings Mills, MD 21117 ("BUYER"), Medical Associates IV Limited Partnership, a North Carolina limited partnership having an address at 2307 Princess Anne Drive, Greensboro, N.C. 27408 ("SELLER"), Hillco PCS (Hialeah) Limited Partnership, a Florida limited partnership having an address at 2307 Princess Anne Drive, Greensboro, NC 27408 ("HILLCO"), Medical Asset Fund, LLC, a Georgia limited liability company having an address at P.O. Box 1073, Cleveland, TN 37364-1073 ("MAF"), Todd P. Robinson, an individual having an address at 2307 Princess Anne Drive, Greensboro, N.C. 27408 ("ROBINSON"), Dr. John J. Sheehan, Sr., an individual having an address at 124 Florentine, Horseshoe Bay West, TX 78657 ("Sheehan"), and Hialeah Acquisition Fund, L.P., a Tennessee limited partnership having an address at P.O. Box 1073, Cleveland, TN 37364-1073 ("HIALEAH L.P.", and together with Hillco, MAF, Robinson, and Dr. Sheehan the "EQUITY HOLDERS", and each an "EQUITY HOLDER"). The Equity Holders and the Seller are sometimes referred to collectively as the "GROUP" and each as a "GROUP MEMBER" or a "MEMBER OF THE GROUP".

                                   BACKGROUND
                                   ----------

                  A.  Buyer is a subsidiary of IHS.

                  B. Seller is the owner of the Property (as such term is hereinafter defined) relating to the skilled nursing facility known as the "HIALEAH CONVALESCENT HOME", and having an address at 190 West 28th Street, Hialeah, Florida (the "FACILITY").

                  C. Buyer desires to purchase the Property.

                  D. The Equity Holders are directly or indirectly the holders of the equity in Seller.

                  E. The Property is being leased to SHCM Hialeah, Inc. F/K/A Angell Care of Hialeah, Inc. (the "LESSEE") under the Lease (the "LEASE") dated as of January 31, 1984, as amended July 1, 1991, and further amended June 28, 1996, between Lessee and Seller.

                  F. IHS or one of its subsidiaries (other than Buyer) has the right to acquire all of the Lessee's rights under the Lease.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                    ARTICLE I: SALE AND PURCHASE OF PROPERTY
                    ----------------------------------------

                  1.1 ACQUIRED PROPERTY . Subject to the terms and conditions of this Agreement, at the Closing (as hereinafter defined), Buyer, in reliance upon the covenants, representations, warranties and agreements of the Group Members contained herein or made pursuant hereto, will acquire from Seller, and Seller, in reliance upon the covenants, representations, warranties and agreements of Buyer and IHS contained herein or made pursuant hereto, will sell, assign, transfer and convey, free and clear of all Encumbrances (as such term is hereinafter defined in Section 5.6), other than Permitted Encumbrances (as such term is hereinafter defined in Section 5.8) to Buyer, all of Seller's rights, title and interest, if any, in and to the following property (collectively, the "PROPERTY"):

                  (A) the real property described on Schedule 1.1(a) attached hereto (the "LAND");

                  (B) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind and nature including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), and parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land (collectively, the "IMPROVEMENTS");

                  (C) all easements, rights of way, licenses, leases, permits, rights, privileges, tenements, hereditaments and uses appurtenant or applicable to the Land, the Improvements, or the ownership or operation of the Facility, including, but not limited to, the entire rights, title and interest of Seller in and to any land lying in the bed of any and all public and private streets, roads, avenues, highways or passageways, open or proposed, in front of or abutting the Land (collectively, the "RIGHTS");

                  (D) all permanently affixed equipment, machinery, fixtures, and other items of property, including all components thereof, now or hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real property, together with all replacements, modifications, alterations and additions thereto (collectively the "FIXTURES");

                  (E) all machinery, equipment, furniture,furnishings, movable walls or partitions, computers or trade fixtures or other personal property located at the Facility, including without limitation, all items of furniture, furnishings, equipment, vehicles, supplies and inventory, together with all replacements, modifications, alterations, and additions thereto, except items, if any, included within the definition of Fixtures (collectively, the "TANGIBLE PERSONAL PROPERTY");

                  (F) the Lease, and all rights, and benefits arising thereunder on or after the Closing, and all security deposits held by Seller, or in which Seller has any rights, including, any security deposit under the Lease or with public utilities; and

                  (G) to the extent assignable, all intangible rights of Seller of every kind and description, used in the maintenance or operation of the Land, or the Improvements, or other Property and, including without limitation, all warranties, trademarks, servicemarks, tradestyles, building and property names (including, but not limited to any name by which the Facility is commonly known), and building signs on or relating to the Land or the Improvements, and also including, without limitation, all rights arising under or out of any purchase agreements covering any of the Property (the "INTANGIBLES").

         All Property which constitutes real property is referred to herein as "REAL PROPERTY" and all other Property is referred to as "PERSONAL PROPERTY."

              1.2 EXCLUDED PROPERTY . Notwithstanding the foregoing, the Property shall not include, and Seller shall not sell, transfer, convey or assign the following property to Buyer: the right to receive refunds of any sales tax paid by Seller prior to the Closing, the Seller's limited partnership certificate and limited partnership agreement, qualifications to do business in any jurisdiction, taxpayer identification numbers, and other documents related specifically to Seller's limited partnership organization and maintenance, cash (provided that security deposits shall be included in the Property), and any rights arising under the Lease to the extent arising out of services or products or other benefits provided by the Seller prior to the Closing (collectively, "EXCLUDED PROPERTY").

              1.3 NO ASSUMPTION OF LIABILITY .

                  (A) Buyer shall not assume, nor in any way be liable or responsible for, anyclaim, lawsuit, liability, obligation or debt of any kind or nature whatsoever, whether absolute, accrued, due, direct or indirect, contingent or liquidated, matured or unmatured, joint or several, whether or not for a sum certain, whether for the payment of money or for the performance or observance of any obligation or condition (collectively, "LIABILITIES") of the Seller, or arising out of the ownership, operation or maintenance of any of the Property on or prior to the Closing, including without limitation, any liability arising out of the Lease or any Contract (whether or not a Designated Contract) ("UNASSUMED LIABILITIES").

                  (B) Notwithstanding the foregoing, subject to the terms and conditions of this Agreement, at the Closing, Buyer shall assume and undertake to perform when and as the same shall become due, all obligations arising out of services or products or other benefits to be provided to Buyer after Closing under the Lease (the "ASSUMED LIABILITIES").

                           ARTICLE II: PURCHASE PRICE

                  2.1 DETERMINATION AND PAYMENT OF PURCHASE PRICE . The purchase price (the "PURCHASE Price") for the Property shall be TWELVE MILLION DOLLARS ($12,000,000), which shall be payable at the Closing (as hereinafter defined in Section 4.1) as follows:

                  (A) SIX MILLION FIVE HUNDRED THOUSAND DOLLARS ($6,500,000) shall be paid in cash by wire transfer of immediately available funds;

                  (B) TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000) shall be paid by the delivery of newly issued shares of the Common Stock, par value $.001, of IHS (the "IHS STOCK") valued using the Closing Date (as hereinafter defined) as the date of determination in accordance with Section 3.1 below); and

                  (C) THREE MILLION DOLLARS ($3,000,000) shall be paid by the issuance of an unsecured promissory note of Buyer in the form of Exhibit 2.1(c) (the "NOTE") and providing, inter alia, for the payment of principal in five installments as follows:

                            January 1, 1999 $760,000
                            January 1, 2000 $560,000
                            January 1, 2001 $560,000
                            January 1, 2002 $560,000
                            January 1, 2003 $560,000

Such installments shall be paid by the delivery of shares of IHS Stock (with such shares to be valued in accordance with Section 3.1(a) below using the date that the delivery thereof becomes due as the date of determination). Buyer in its sole discretion may elect to pay all or any part of such principal installments in cash. The outstanding principal under the Note, from time to time, shall bear interest at the rate of eight percent (8%) per anum, with such accrued and unpaid interest to be paid in cash on each date when a principal payment becomes due. Buyer in its sole discretion may elect to prepay all or any principal outstanding under the Note from time to time or at any time; provided that any such prepayment shall be made in cash. The Note shall be executed and delivered in Maryland.

              2.2 TRANSFER AND SALES TAXES . All state and local real estate and other property transfer, recording fees and similar taxes arising out of the transactions contemplated herein shall be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer. Any income or gains taxes arising out of the transactions contemplated herein shall be borne by Seller.

              2.3 CERTAIN ADJUSTMENTS . The Purchase Price shall be allocated as agreed in good faith by and between Buyer and Seller.

              2.4  PRORATED   ITEMS  .  On  the  Closing  Date,   the  following
adjustments and prorations shall be computed as of 11:59 P.M. on the Closing Date with respect to the following taxes (unless otherwise stated herein) and the cash portion of the Purchase Price shall be adjusted, upward or downward as appropriate, to reflect such prorations:

                  (A) RENT. All rent under the Lease shall be adjusted and apportioned as of the Closing Date.

                  (B) OTHER PRORATIONS. All other charges and fees customarily prorated and adjusted in similar transactions in the locale in which the Property is situated shall be prorated as of the Closing Date in accordance with such custom.

              In the event that accurate prorations and other adjustments cannot be made as of the Closing Date because current bills or statements are not obtainable (as, for example, utility bills), the parties shall prorate and pay their respective shares of such within 15 days after receipt of the final bill of statement, but in no event later than sixty (60) days after Closing. The Seller shall use its best efforts to have all utility meters read on the Closing Date so as accurately to determine the proration of current utility bills.

                             ARTICLE III: IHS STOCK

              3.1 IHS STOCK . As set forth in this Agreement, a portion of the Purchase Price shall be payable by means of the delivery of shares of IHS Stock. Such deliveries shall be made in accordance with the following:

                  (A) SHARE VALUE. Whenever shares of IHS Stock are to be delivered pursuant to this Agreement, the number of shares of IHS Stock shall be valued as of the applicable date of determination by using the average closing New York Stock Exchange ("NYSE") price of IHS Stock for the twenty (20) trading day period ending on the date which is two (2) trading days prior to the applicable date of determination.

                  (B) REGISTRATION RIGHTS.

                     (I) IHS will use its best efforts to cause to be prepared, filed and declared effective by the Securities and Exchange Commission (the "COMMISSION"), within one hundred and twenty (120) days following the Closing Date, a registration statement (a "REGISTRATION STATEMENT") for the registration of the shares of IHS Stock issued to Seller at Closing, under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and IHS shall maintain the effectiveness of such registration statement for a period of one (1) year following the Closing Date, or until Seller shall no longer own any of the shares of IHS Stock issued at Closing pursuant to this Agreement, whichever shall occur first, in each case except to the extent that an exemption from registration may be available.

                     (II) IHS will use its best efforts to cause to be prepared, filed and declared effective by the Commission, within one hundred and twenty
(120) days following the issuance of any shares of IHS Stock pursuant to the Note ("NOTE SHARES"), a Registration Statement for the registration of such Note Shares, under the Securities Act, and IHS shall maintain the effectiveness of such registration statement for a period of one (1) year following the date of such issuance, or until Seller shall no longer own any of such Note Shares, whichever shall occur first, in each case except to the extent that an exemption from registration may be available.

                  (C) REGISTRATION EXPENSES. Seller shall not be responsible for, and IHS shall bear, all of the reasonable expenses of IHS related to such registration including, without limitation, the fees and expenses of its counsel and accountants, all of its other costs, fees and expenses incident to the preparation, printing, registration and filing under the Securities Act of the Registration Statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of IHS Stock and the costs and expenses (including fees and disbursements of its counsel) incurred in connection with the qualification of IHS Stock under the Blue Sky laws of various jurisdictions. IHS, however, shall not be required to pay or incur underwriter's or brokerage discounts, commissions or expenses, or to pay or incur any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of any shares of Seller's IHS Stock, or to pay or incur any costs or expenses arising out of Seller's failure to comply with its obligations under this Article III, or to pay or incur any costs or expenses arising out of the inclusion of any transferee of Seller in any Registration Statement.

                  (D) RESALE LIMITATIONS. Seller hereby covenants with IHS that all resales of IHS Stock issued pursuant to this Agreement shall be effected solely through Salomon Smith Barney, Inc., as broker.

                  (E) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to the Seller with respect to the shares of IHS Stock as provided in this Section 3.1, IHS covenants and agrees as follows:

                     (I) IHS will promptly notify the Seller at any time when a prospectus relating to any Registration Statement is required to be delivered under the Securities Act, of the happening of any event known to IHS as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                     (II) IHS shall furnish the Seller with such number of prospectuses asshall reasonably be requested by Seller in connection with any actual or contemplated resales.

                     (III) Subject to the ultimate sentence in Section 3.1(c) above, IHS shall take all necessary action which may be required in qualifying or registering shares of IHS Stock included in any Registration Statement for offering and resale under the securities or Blue Sky laws of such states as reasonably are requested by the Seller provided that IHS shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                     (IV) The information included or incorporated by reference in the Registration Statements will not, at the time such Registration Statements become effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or as necessary to correct any statement in any earlier filing of such Registration Statements or any amendments thereto. The Registration Statements will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. IHS shall indemnify the Seller and each person, if any, who controls the Seller within the meaning of ss.15 of the Securities Act or ss.20(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any of such Registration Statements executed by IHS or based upon written information furnished by IHS filed in any jurisdiction in order to qualify IHS Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NYSE or any securities exchange; or the omission or alleged omission was made in reliance upon and in conformity with written information furnished to IHS or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to IHS by the Seller for use in any Registration Statement (it being understood that IHS may rely on the representations and warranties of the Group Members made pursuant to this Agreement in preparing the Registration Statement), any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Seller or any controlling person of the Seller in respect of which indemnity may be sought against IHS pursuant to this subsection 3.1(e)(iv), such person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify IHS in writing of the institution of such action and IHS shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (reasonably satisfactory to the Seller or such controlling person). Seller or such controlling person shall have the right to employ her, his, its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Seller or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by IHS in connection with the defense of such action, or (B) IHS shall not have employed counsel to have charge of the defense of such action within fifteen (15) days of the date of its receipt of written request therefor referencing the consequences of failure to timely retain such counsel as set forth in this clause (iv), or (C) such indemnified party or parties shall have reasonably concluded and notified IHS that there may be defenses available to her, him, it or them which are different from or additional to those available to IHS (in which case, IHS shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Seller and/or such controlling persons shall be borne by IHS.

                     (V) The Seller, and its successors and assigns, shall indemnify IHS, its officers and directors and each person, if any, who controls IHS within the meaning of ss.15 of the Securities Act or ss.20(a) of the Exchange Act against all loss, claim, damage, expense and liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise (Federal, State, local or otherwise), arising from information furnished (or required to be furnished in accordance with this Agreement) by or on behalf of any of the Group Members, or any of their successors or assigns for inclusion in the Registration Statement, any Exchange Act filing or any State Blue Sky Law filing.

                  (F) NOTICE OF SALE. Seller shall not resell or otherwise transfer any interest in any of the shares of IHS Stock issued to Seller pursuant to this Agreement unless Seller shall have complied with all of his, her or its obligations under this Agreement and except in the case of proposed sales solely pursuant to an effective Registration Statement, unless Seller shall have given prior notice to IHS, describing in reasonable detail Seller's intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective Registration Statement as provided herein, Seller will resell only in compliance with the disclosure therein and discontinue any offers and sales thereunder upon notice from IHS to the Sellers that the Registration Statement relating to the shares of IHS Stock being transferred is not "current" until IHS gives further notice that offers and sales may be recommenced. In the event of any such notice from IHS, IHS agrees to file expeditiously such amendments to such Registration Statement as may be necessary to bring it current during the period specified in this Section 3.1 and to give prompt notice to Seller when the Registration Statement has again become current. If Seller delivers to IHS an opinion of counsel reasonably acceptable to IHS and its counsel in form and substance reasonably acceptable to them and to the effect that the proposed transfer of shares of IHS Stock may be made without registration under the Securities Act and all applicable state securities laws, Seller will, subject to Section 3.1(d) above, be entitled to transfer said shares of IHS Stock in accordance with the terms of the notice and opinion of their counsel.

                  (G) CONDITIONS. It shall be a condition precedent to the obligations of IHS to take any action pursuant to this Article III that the Seller shall furnish to the IHS such information regarding itself, the shares of IHS Stock held by it, and the intended method of disposition of such securities as shall be required to effect the registration of their shares of IHS Stock or as otherwise shall reasonably be requested by IHS. In that connection, Seller shall be required to represent and warrant to IHS that all such information which is given is both complete and accurate in all material respects. It also shall be a condition precedent to the obligations of IHS to take any action pursuant to this Article III that the Seller shall deliver to IHS a statement in writing that it bona fide intends to resell, transfer or otherwise dispose of the shares of IHS Stock. Seller will promptly notify IHS at any time when a prospectus relating to a Registration Statement covering Seller's shares under this Section 3.1 is required to be delivered under the Securities Act, of the happening of any event known to Seller as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which such statements are made.

                  (H) INVESTMENT REPRESENTATIONS. All shares of IHS Stock to be issued hereunder will be newly issued shares of IHS. Seller represents and warrants to IHS that the IHS Stock being issued hereunder is being acquired, and will be acquired, by the Seller for investment for its own account and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or any applicable state securities law; the Seller acknowledges that the shares of IHS Stock issued to it pursuant to this Agreement constitute restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and the Seller agrees that no shares of IHS Stock issued to it pursuant to this Agreement may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. The Seller represents and warrants that it has the knowledge and experience in financial and business matters, is capable of evaluating the merits and risks of the investment, is able to bear the economic risk of such investment, and is an accredited investor within the meaning of Regulation D promulgated pursuant to the Securities Act. The Seller represents and warrants that it has had the opportunity to make inquiries of and obtain from representatives and employees of IHS such other information about IHS as he, she or it deems necessary in connection with such investment.

                  (I) LEGEND. It is understood that, prior to resale of any shares of IHS Stock pursuant to an effective Registration Statement pursuant to subsection (e) above, the certificates evidencing such shares of IHS Stock shall bear the following (or a similar) legend (in addition to any legends which may be required in the opinion of IHS's counsel by the applicable securities laws of any state), and upon resale of such shares pursuant to such an effective registration, new certificates shall be issued for the shares sold without such legends except as otherwise required by law:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

                  (J) CERTAIN TRANSFEREES. Except in the case of any transfer of any shares of IHS Stock issued pursuant to this Agreement to a person in an open market transaction subsequent to the effective date of, and pursuant to, a Registration Statement covering such shares of IHS Stock, Seller shall not transfer any such shares of IHS Stock to any person or entity unless such transferee shall have agreed in a writing, in form and substance satisfactory to IHS, to be bound by the provisions applicable to the Seller under this Article III and such transfer shall be made in accordance with all applicable Federal and state securities laws as set forth in subsection (g) above and otherwise in accordance with this Article III.

                             ARTICLE IV: THE CLOSING

                  4.1 THE CLOSING . The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place pursuant to escrow arrangements, reasonably satisfactory to the parties hereto, when all conditions to the Closing are satisfied, including, without limitation, receipt of all necessary regulatory approvals in connection with the transactions contemplated by this Agreement, but in any event, no later than June 30, 1998, subject to extension until July 31, 1998 at the discretion of IHS, if all of such conditions shall not then have been satisfied (the "CLOSING DATE").

           ARTICLE V: REPRESENTATIONS AND WARRANTIES OF GROUP MEMBERS

                  The Group Members, jointly and severally (except as otherwise hereinafter expressly provided), represent and warrant to Buyer and IHS as follows, provided, however, that the representations and warranties contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 are made severally by each Group Member with respect to itself, himself or herself only and provided further, that the Group Members jointly and severally, make such representations and warranties with respect to Seller.

                  5.1  ORGANIZATION AND STANDING .

                      (A) Each Group Member that is a corporation is duly organized, validly existing and i n good standing under the laws of its state of incorporation. Copies of its Articles of Incorporation and By-Laws, and all amendments thereof to date (the "CORPORATE DOCUMENTS"), have been delivered to Buyer and are complete and correct. Each such Group Member has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it and to enter into this Agreement and each of the Transaction Documents (as defined below in Section 5.2) to which it is a party and to perform its obligations hereunder and thereunder. Each such Group Member is qualified to do business as a foreign corporation in each state where the ownership of its assets or the conduct of its business would make such qualification necessary.

                      (B) Each Group Member that is a limited liability company is duly organized, validly existing and in good standing under the laws of its state of formation. Copies of it Certificate of Formation and Operating Agreement, and all amendments thereof to date (the "LIMITED LIABILITY COMPANY Documents"), have been delivered to Buyer and are complete and correct. Each such Group Member has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it and to enter into this Agreement and each of the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Each such Group Member is qualified to do business as a foreign limited liability company in each state where the ownership of its assets or the conduct of its business would make such qualification necessary.

                      (C) Each Group Member that is a limited partnership is duly organized, validly existing and in good standing under the laws of its state of organization. Copies of it Limited Partnership Certificate and Limited Partnership Agreement, and all amendments thereof to date (the "LIMITED PARTNERSHIP DOCUMENTS", and together with the Corporate Documents and the Limited Liability Company Documents, the "GOVERNING DOCUMENTS"), have been delivered to Buyer and are complete and correct. Each such Group Member has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it and to enter into this Agreement and each of the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. Each such Group Member is qualified to do business as a foreign limited partnership in each state where the ownership of its assets or the conduct of its business would make such qualification necessary.

                      (D) Each Group Member that is an individual is of legal age and otherwise has the capacity to enter into this Agreement and the Transaction Documents to which he is a party, and is doing so by his own free act of volition.

              5.2 AUTHORITY . Each Group Member that is not an individual has the full power and authority to make, execute, deliver and perform this Agreement (including all Schedules and Exhibits hereto), and all other agreements, instruments, certificates and documents required or contemplated hereby or thereby (collectively "TRANSACTION DOCUMENTS") to be executed or delivered by it, and to consummate all of the transactions contemplated hereby and thereby. The execution, delivery, performance and consummation of this Agreement and the Transaction Documents have been duly authorized by all necessary action, corporate, limited liability company, limited partnership or otherwise, on the part of such Group Member, and all necessary consents of holders of indebtedness of such Group Member to the transactions contemplated by this Agreement have been obtained.

              5.3 BINDING EFFECT . This Agreement and all Transaction Documents constitute the legal, valid and binding obligations of each Group Member that is a party thereto, enforceable against such Group Member in accordance with their respective terms.

              5.4 ABSENCE OF CONFLICTING AGREEMENTS . Neither the execution or delivery by any Group Member of this Agreement or any of the Transaction Documents nor the performance by any Group Member of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (A) such Group Member's Governing Documents; (B) except for the Required Approvals, any judgment, order, writ, injunction, decree, statute, law, rule, regulation, directive, mandate, ordinance or guideline ("GOVERNMENTAL REQUIREMENTS") of any Federal, state, local or other governmental or quasi-governmental agency, bureau, board, council, administrator, court, arbitrator, commission, department, instrumentality, body or other authority ("GOVERNMENTAL AUTHORITIES") applicable to it, him or her or the ownership of any of the Property, or (C) any agreement, indenture, contract or instrument to which any Group Member is now a party or by which any of them or any of their respective assets is bound.

              5.5 CONSENTS . No authorization, consent, approval, license, exemption by filing or registration with any Governmental Authority is or will be necessary for any Group Member to obtain in connection with it, his or her entry into, execution, delivery and performance of this Agreement, any of it, his or her Transaction Documents, or for the consummation of the transactions contemplated hereby and thereby.

              5.6 TITLE TO PERSONAL PROPERTY . Except for the rights granted to the Lessee under the Lease, Seller has good and marketable title to all Personal Property subject to no liens, claims, security interests, mortgages, pledges, charges, easements, rights of set off, restraints on transfers, restrictions on use, options, or encumbrances of any kind or nature whatsoever ("ENCUMBRANCES"), other than Permitted Encumbrances. Except for Lessee's rights pursuant to the Lease, no other person has any right to the use or possession of any of Personal Property and, except as set forth on Schedule 5.6, Seller has not signed any security agreement authorizing or granting a security interest in and to the Personal Property.

              5.7 CONTRACTS . Except for the Lease, there is no agreement, lease, contract, instrument or commitment relating to the Property or to which the Seller is a party or by which the Seller or any of the Property is bound. A true, complete and correct copy of the Lease has been delivered to Buyer. The Lease was entered into and requires performance in the ordinary course of business and is in full force and effect. The Seller is not in default under the Lease and there has not been asserted, either by or against the Seller under the Lease, any notice of default, set-off or claim of default. Except as set forth on Schedule 5.7, to the knowledge of the Group Members, the Lessee is not in default of any of its obligations under the Lease, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under the Lease. Except as set forth in Schedule 5.7, all amounts payable or receivable under the Lease are, and will at the Closing Date, be on a current basis. Except as set forth in Schedule 5.7, the assignment of the Lease and the transactions contemplated by this Agreement will not require consent under the Lease.

               5.8  TITLE, CONDITION OF THE REAL PROPERTY .

                    (A) Other than the mortgages described on the title insurance commitment heretofore delivered to Buyer, which mortgages shall be satisfied and released in a manner satisfactory to Buyer prior to Closing, Seller has good and marketable fee simple title to the Real Property, free and clear of all Encumbrances and title exceptions of any kind whatsoever except for the title exceptions set forth on Schedule 5.8(a) and for the Lease (the "PERMITTED ENCUMBRANCES").

                    (B) Except for the Lease, there are no leases or other agreements of Seller as lessor or licensor, granting any third party the right to use or occupy any of the Property (except for rights granted by Lessee as lessee under the Lease, such as the rights of the patients of the Facility) and no person, firm or entity has any ownership interest or option or right of first refusal to acquire any ownership interest in any or all of the Real Property.

                    (C) Seller has delivered to Buyer copies of any notice of violation of any Governmental Requirement affecting the Real Property issued to, or received by, Seller from any Governmental Authority.

                    (D) Seller has not received any notice of any plan, study or effort by any Governmental Authority which in any way affects or would affect the present use or zoning of the Real Property or any part thereof. Seller has not received any notice of any assessments or proposed assessments or proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would affect the Real Property in any way whatsoever. No subdivision plan or plans (preliminary or otherwise) have been or will be filed by Seller with respect to the Real Property.

                    (E) There is no proceeding pending to which Seller is a party relating to the assessed valuation of any portion of the Real Property, and Seller has not received any assessment for public improvements against the Real Property that remains unpaid or unperformed.

                    (F) Seller has not received any notice of noncompliance from any Governmental Authority regarding any of the Improvements or the use or occupancy thereof.

     Except to the extent that Lessee shall be liable therefor under the Lease, to the best of Seller's knowledge, the Improvements and all of their systems, and the Fixtures, including without limitation, the heating, ventilating and air conditioning systems, and the plumbing, electrical, mechanical and drainage systems, and roofs are in good operating condition, repair and working order (except for normal wear and tear that has not had a material adverse effect on the condition thereof), and have passed all previous safety and/or licensing inspections.

              5.9 LEGAL PROCEEDINGS . There are no disputes, claims, actions, suits or proceedings, arbitrations or investigations, either administrative or judicial, to which Seller is a party or is subject, pending, or, to the knowledge of the Group Members, threatened or contemplated, nor, to the knowledge of the Group Members, is there any basis therefor, against or affecting any of the Property or Seller's rights therein or Seller's ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any Governmental Authority. Seller has received no written requests for information with respect to the transactions contemplated hereby from any Governmental Authority.

              5.10  COMPLIANCE WITH LAWS .

                    (A) Except to the extent that Lessee shall be liable therefor under the Lease, to the best of Seller's knowledge, Seller is in compliance with all Governmental Requirements applicable to it or the Property. The Seller has not received any claim or notice that any of the Property is not in compliance with any applicable Governmental Requirement. The Group Members shall report to Buyer, within five (5) days after receipt thereof, any written or oral claims or notices that any of the Property is not in compliance with any of the foregoing.

                    (B) Except to the extent the Lessee shall be liable therefor under the Lease, at all times, to the best of Seller's knowledge, Seller has complied, and is complying in all respects with all environmental and related Governmental Requirements applicable to it and the Property, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, and subsequent amendments, the Federal Toxic Substances Control Act, as amended, with respect to the environmental or healthful state, condition or quality of any property (collectively "ENVIRONMENTAL LAWS"). The foregoing representation and warranty applies to all aspects of the use and ownership of the Property including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including medical waste), and to petroleum products, material or waste whether performed on Property, or at any other location. No notice from any Governmental Authority has ever been served upon the Seller, or any of its agents or representatives claiming any violation of any Environmental Law, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with any of such properties in order to comply with any Environmental Law.

              5.11 FINDERS . No broker or finder has acted for any Group Member in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with any Group Member.

              5.12 TAX RETURNS . Seller has filed all Federal, state, county and local real estate and personal property, and other tax returns and abandoned property reports (if any) to date that are due and required to be filed by it prior to the date hereof, and there are no claims, liens, or judgments for taxes due and payable prior to the date hereof from Seller affecting any of the Property, and no basis for any such claim, lien, or judgment exists.

              5.13 ENCUMBRANCES CREATED BY THIS AGREEMENT . The execution and delivery of this Agreement and any of Transaction Documents does not, and the consummation of the transactions contemplated hereby or thereby will not, create any Encumbrances on any of the Property in favor of third parties.

              5.14 EQUITY HOLDERS . Schedule 5.14 sets forth all of the outstanding percentage interests in the Seller, and the holders thereof.
Schedule 5.14 also sets forth all of the outstanding membership interests and outstanding shares of capital stock in each of the partners of the Seller and the holders thereof.

           ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF IHS AND BUYER

              IHS and Buyer jointly and severally represent and warrant to Seller as follows:

              6.1 ORGANIZATION AND STANDING . Each of IHS and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

              6.2 POWER OF AUTHORITY . Each of IHS and Buyer has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, each of IHS and Buyer will have the corporate power and authority to execute and deliver the Transaction Documents required to be executed and delivered by them to the Seller at the Closing.

              6.3 BINDING AGREEMENT . This Agreement has been duly executed and delivered by IHS and Buyer. This Agreement is, and when executed and delivered by Buyer and IHS at the Closing, each of the Transaction Documents executed by Buyer and IHS will be, the legal, valid and binding obligation of Buyer and IHS, enforceable against Buyer and IHS in accordance with their respective terms.

              6.4 SEC DOCUMENTS . IHS has furnished the Group Members with a correct and complete copy of its report on Form 10-K for its fiscal years ended December 31, 1997 (the"10-K"), its report on Form 10-Q for its fiscal quarter ended March 31, 1998 (the"10-Q"), and its proxy statement prepared in connection with its annual meeting held on May 22, 1998 (the "PROXY STATEMENT"). As of their respective dates, none of the 10-K, 10-Q, and Proxy Statement and any press release or other schedule or report required by IHS to be publicly disclosed or filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1998 (all of the foregoing being the "SEC DOCUMENTS") contained any untrue statements, or omitted to make any disclosures, which, in light of the circumstances would render any of such documents materially misleading, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Exchange Act, and the rules and regulations promulgated by the Commission thereunder.

              6.5 ABSENCE OF CONFLICTING AGREEMENTS . Neither the execution or delivery of this Agreement and, as of the Closing Date, the execution and delivery of the Transaction Documents, by Buyer or IHS nor the performance by Buyer or IHS of the transactions contemplated hereby and thereby conflicts with, or constitutes a breach of or a default under (A) the Certificate of Incorporation or By-laws of Buyer or IHS, or (b) any Governmental Requirement applicable to Buyer or IHS, or (d) any agreement, indenture, contract or instrument to which the Buyer or IHS is now a party or by which any of the assets of Buyer or IHS is bound.

              6.6 CONSENTS . Except as set forth on Schedule 5.5, no authorization, consent, approval, license, exemption by, filing or registration with any Governmental Authority, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by Buyer or IHS.

              6.7 CAPITAL STOCK . IHS has duly authorized and reserved for issuance the IHS Stock, and, when issued in accordance with the terms of Article III, the IHS Stock will be validly issued, fully paid, and nonassessable and free of preemptive rights.

              6.8 FINDERS . No broker or finder has acted for Buyer or IHS in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Buyer or IHS.

          ARTICLE VII: INFORMATION AND RECORDS CONCERNING THE FACILITY

              7.1 MAPS, PLANS, SURVEYS, ETC . As promptly as possible after the date hereof, Seller shall deliver, or cause to be delivered, to Buyer, without charge, copies of all plans, maps, surveys, descriptions, title reports and certificates of occupancy respecting the Property and the use and occupancy thereof in Seller's possession or under Seller's control that exist as of the date of this Agreement, which materials shall be returned to Seller if this Agreement is terminated. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the condition of the Seller and the Property as Buyer deems necessary or advisable to familiarize itself therewith. The Group Members shall permit Buyer and its authorized representatives (including legal counsel, accountants and investigating agencies), to have full access to the books and records of the Seller upon reasonable notice and during normal business hours, and the Company will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the Property as Buyer shall from time to time reasonably request. The Seller shall cause its accountants to cooperate with Buyer.

             ARTICLE VIII: OBLIGATIONS OF THE PARTIES UNTIL CLOSING

              8.1 NEGATIVE  COVENANTS OF THE PARTIES . Without the prior written approval of Seller or Buyer, as the case may be, neither Buyer nor Seller shall, between the date hereof and the Closing, perform, take or fail to take any action or incur or permit  to exist  any of the  acts,  transactions,  events or occurrences of a type which would have been inconsistent with the representations, warranties and covenants made by it as set forth in this Agreement had the same occurred prior to the date hereof.

              8.2 AFFIRMATIVE COVENANTS . Between the date hereof and the Closing, Seller shall comply with all provisions of the Contracts, including without limitation, payment of all amounts coming due thereunder, and shall not modify, amend, terminate or supplement any of same.

              8.3 PURSUIT OF CONSENTS AND APPROVALS . Prior to the Closing, Buyer and Seller jointly shall diligently undertake to obtain all Required Approvals.

              8.4 EXCLUSIVITY . Until the earlier of the Closing Date or the termination of this Agreement pursuant to Section 12.1, no Group Member, nor any of their respective affiliates, shall solicit or entertain any offers or engage in any discussions or negotiations or enter into any agreement or letter of intent directly or indirectly with any other party in respect of the sale of any of the Property or of any of the equity in the Seller (any of said transactions being referred to herein as a "PROHIBITED TRANSACTION"). The Group Members shall promptly advise Buyer of any offer or solicitation that it receives for a Prohibited Transaction, including, without limitation, the name of the person making such offer or solicitation and the terms of such offer or solicitation.

        ARTICLE IX: CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND IHS

              Unless expressly waived by Buyer in writing and IHS, their respective obligations to consummate the transactions contemplated by this Agreement are subject to the satisfaction, prior to or at the Closing, of each of the following conditions. Upon failure of any of the following conditions Buyer or IHS may terminate this Agreement pursuant to and in accordance with
Article XII herein.

              9.1 REPRESENTATIONS AND WARRANTIES . The representations and warranties of the Group Members made pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

              9.2 PERFORMANCE OF COVENANTS . Each Group Member shall have performed or complied with each agreement, covenant and obligation required by this Agreement to be performed or complied with by such Group Member prior to or at the Closing.

              9.3 DELIVERY OF CLOSING CERTIFICATE . The Group Members shall have executed and delivered to Buyer and IHS a certificate dated the Closing Date upon which they may rely, certifying that the conditions set forth in Sections
9.1 and 9.2 have been satisfied as of the Closing Date.

              9.4 LEGAL MATTERS . No suit, action, investigation, or legal or administrative proceeding shall have been brought or shall have been threatened by any person that questions the validity or legality of this Agreement or the consummation of the transactions contemplated hereby.

              9.5  APPROVALS .

                   (A) The consent or approval of all Government Authorities necessary for the consummation of the transactions contemplated hereby (the "REQUIRED APPROVALS") shall have been granted.

                    (B) None of the foregoing Required Approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Property or the Facility, or (ii) shall impose on Buyer or IHS any material condition or provision or requirement with respect to the Property or the Facility or its operation that is more restrictive than or different from the conditions imposed upon such operation prior to Closing.

              9.6 TITLE INSURANCE . Buyer shall have obtained, at its expense, at normal rates, a title commitment from a reputable title insurance company selected by Buyer (the "TITLE COMPANY") for an owner's title policy (owner's ALTA Policy Form B, as amended 10/17/70), insuring that title to the Real Property shall be in fee simple and shall be good and marketable and free and clear of all Encumbrances or rights of use or possession and other title objections (including any lien or future claim from materials or labor supplied for improvement of such property), except for Permitted Encumbrances; provided, however, that, at the request of Buyer, Seller shall provide such affidavits and standard indemnities to the Title Company and take such other reasonable actions that would enable the Title Company to remove any standard exceptions included as Permitted Encumbrances, but shall not be required to pay any premium or incur any out-of-pocket expense to do so. Seller shall, if required by the aforementioned title insurance company in connection with the issuance of the aforementioned owner's title policy, have executed a gap indemnity agreement in a form acceptable to such title insurance company. With respect to the standard survey exceptions, Buyer may obtain prior to the Closing a survey, at Buyer's expense, but if such survey (or study) discloses any Encumbrance that is not a Permitted Encumbrance, Buyer may consider such a defect in title and may, at its option, elect to cancel this Agreement pursuant to Section 12.1 hereof. In addition to such title policy, Buyer, at its expense, must receive a zoning opinion or report in form and substance reasonably satisfactory to it.

              9.7 DEED . Seller shall have executed and delivered to Buyer a special warranty deed for the Real Property with warranty against grantor's acts in the form of Exhibit 9.7 hereto, and subject only to the Permitted Encumbrances.

              9.8 PROPERTY TRANSFERRED AT CLOSING . Seller shall have delivered or caused to be delivered to Buyer possession of the Property (or the right to obtain possession on demand) together with such instruments of sale and transfer, including without limitation, a Bill of Sale in the form of Exhibit 9.8-1 and an Assignment and Assumption of Contracts and Lease in the form of
Exhibit 9.8-2 (the "ASSIGNMENT AGREEMENT"), sufficient to vest in Buyer good and marketable title to the Personal Property, free and clear of all Encumbrances other than the Permitted Encumbrances.

              9.9 AUTHORIZATION DOCUMENTS . Buyer shall have received a certificate of the Group Members certifying authorization of their execution, delivery and full performance of this Agreement and the Transaction Documents, and certifying a copy of the Certificate of Limited Partnership and Limited Partnership Agreement of Seller.

              9.10 OPINION OF COUNSEL . Seller shall have delivered to Buyer an opinion dated as of the Closing Date, of counsel to Seller, in the form and substance attached hereto as Exhibit 9.10(a). Said opinion shall be addressed to and may be relied upon by Buyer, its counsel, Buyer's lenders and their counsel, and the Title Company.

              9.11 ADDITIONAL ITEMS TO BE DELIVERED . At or prior to the Closing, Seller shall have delivered the following to Buyer:

                   (A) all keys to the Improvements in the possession or control of Seller;

                   (B) to the extent in the possession or control of Seller, the originals (if available, otherwise legible and complete photocopies) of all building permits, certificates of occupancy, zoning certificates and other governmental permits and licenses required in connection with the ownership, use, operation or maintenance of the Property;

                   (C) to the extent they are in the possession or control of Seller, all architectural, engineering, mechanical, HVAC, electrical and landscaping plans, drawings, and specifications, including "as built" plans and specifications for each of the Improvements; and

                   (D) all other documents, correspondence, files, records, memoranda, reports and other items within the possession or control of Seller or its agents or attorneys pertaining to the Property which Buyer or its counsel may reasonably request.

              9.12 INTENTIONALLY OMITTED .

              9.13 CERTAIN REPORTS . Buyer shall have received, at Buyer's expense, reports from qualified engineers and inspectors approved by Buyer with respect to the physical condition of the Property and any termite, wood boring insect or other pest infestation at the Facility, and/or resultant damage that has not been corrected in all material respects. If any of such reports shall indicate any matters that would constitute a breach of any representation or warranty by any Group Member, then the Buyer may terminate this Agreement in accordance with Section 12.1 hereof. The condition set forth in this Section
9.13 shall be deemed satisfied unless Buyer otherwise notifies Seller on or prior to June 20, 1998.

              9.14 OTHER DOCUMENTS . Seller shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by Seller pursuant to the terms hereof, including, without limitation, assignments of warranties to the extent assignable.

         ARTICLE X: CONDITIONS PRECEDENT TO OBLIGATIONS OF GROUP MEMBERS

              Unless expressly waived in writing by Seller, the obligation of the Group Members to consummate the transactions contemplated by this Agreement is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

              10.1 REPRESENTATIONS AND WARRANTIES . The representations and warranties of Buyer and IHS made pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time.

              10.2 PERFORMANCE OF COVENANTS . Buyer and IHS shall have performed or complied with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing, including payment of the Purchase Price.

              10.3 DELIVERY OF CLOSING CERTIFICATE . Buyer and IHS shall have delivered to Seller a certificate of an officer of Buyer and IHS dated the Closing Date upon which Seller can rely, certifying that the conditions set forth in Sections 10.1 and 10.2 have been satisfied as of the Closing Date.

              10.4 LEGAL MATTERS . No suit, actions, investigation or legal or administrative proceeding shall have been brought or shall have been threatened by any person that questions the validity or legality of this Agreement or the transactions contemplated hereby.

              10.5 AUTHORIZATION DOCUMENTS . Seller shall have received a certificate of the Secretary or other officer of Buyer and IHS certifying a copy of resolutions of the Board of Directors of Buyer and IHS authorizing the execution and full performance by Buyer and IHS of this Agreement and the Transaction Documents and the incumbency of the officers of Buyer and IHS.

              10.6 OPINION OF COUNSEL . Buyer and IHS shall have delivered to Seller an opinion, dated as of the Closing Date, of counsel to Buyer and IHS, in the form and substance attached hereto as Exhibit 10.6.

              10.7 OTHER DOCUMENTS . Buyer and IHS shall have furnished Seller with all documents, certificates and other instruments required to be furnished to Seller by Buyer or IHS pursuant to the terms hereof.

                ARTICLE XI: OBLIGATIONS OF PARTIES AFTER CLOSING

              11.1 DISCHARGE OF LIABILITIES . Seller shall pay all of its liabilities and obligations (other than Assumed Liabilities), if any, with respect to the Property as and when the same shall become due and payable.

              11.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES . All representations and warranties made by each party in this Agreement and in each Schedule and Transaction Document shall survive until the second anniversary of the Closing Date notwithstanding any investigation at any time made by or on behalf of the other party.

              11.3 INDEMNIFICATION BY GROUP MEMBERS . The Group Members, jointly and severally, shall indemnify and defend Buyer and IHS and each of their respective  officers,  directors,  agents,  employees  and  advisors,  and their respective successors and assigns ("BUYER INDEMNITEES") and hold each of them harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to AS "LOSS") resulting from or arising out of:

                     (A) any inaccuracy in any representation, or breach of any warranty or certification, made by any Group Member pursuant to this Agreement;

                     (B) the breach of any covenant, obligation or undertaking by any Group Member made pursuant to this Agreement;

                     (C) any Unassumed Liability; or

                     (D) any action, suit, proceeding, demand, assessment, judgment, settlement (to the extent approved by the Seller, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expense alleging or incident to any of the foregoing.

              11.4 INDEMNIFICATION BY BUYER AND IHS . Buyer and IHS shall, jointly and severally, indemnify and defend the Group Members and their respective partners, officers, directors, employees, advisors and their respective successors and assigns harmless against and with respect to any and all Loss resulting from or arising out of:

                     (A) any inaccuracy in any representation, or breach of any warranty or certification, made by Buyer or IHS pursuant to this Agreement;

                     (B) the breach of any covenant, obligation or undertaking by Buyer or IHS made pursuant to this Agreement;

                     (C) any Assumed Liability; or

                     (D) any action, suit, proceeding, demand, assessment, judgment, settlement (to the extent approved by Buyer, such approval not to be unreasonably withheld, delayed or conditioned), cost or legal or other expenses incident to any of the foregoing.

              11.5  ASSERTION OF CLAIMS . Any claims for  indemnification  under
Section 11.3(a) or 11.4(a) must be asserted by written notice on or prior to the second anniversary of the Closing Date.

              11.6 CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS .

                     (A) Buyer shall give Seller prompt notice of each claim for which it seeks indemnification. Failure to give such prompt notice shall not relieve the Group Members of their indemnification obligation, provided that such indemnification obligation shall be reduced by any damages the Group Members demonstrate they have suffered resulting from a failure to give prompt notice hereunder. The Seller shall be entitled to participate in the defense of such claim. If at any time the Group Members acknowledge in writing that the claim is fully indemnifiable by them under this Agreement, and, if reasonably requested by Buyer, post adequate bond or security, they shall have the right to assume control of the defense of such claim at their own expense; provided, however, no such bond shall be required if such matter is fully covered by insurance or is otherwise the obligation of the Lessee.

                     (B) The Seller shall give Buyer prompt written notice of each claim for which any Group Member seeks indemnification. Failure to give such prompt notice shall not relieve the Buyer or IHS of its indemnification obligation, provided that such indemnification obligation shall be reduced by any damages Buyer or IHS demonstrates it has suffered resulting from a failure to give prompt notice hereunder. IHS and the Buyer shall be entitled to participate in the defense of such claim. If at any time Buyer acknowledges in writing that the claim is fully indemnifiable by it under this Agreement, and, if requested by Seller post adequate bond of security, it shall have the right to assume control of the defense of such claim at its own expense.

                     (C) Nothing contained in this Section 11.6 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement. No party shall settle any claim for which indemnification is sought without the written consent of the Seller and Buyer, which consent shall not be unreasonably withheld, delayed or conditioned.

                     (D) Any Buyer Indemnitee shall be entitled to, but shall no be required to, offset any claim made by such Buyer Indemnitee pursuant to this Agreement against any amount payable under the Note. Buyer shall not be permitted such offsets if Seller is complying with all of its obligations under this Section 11.6, provided, however, (i) such matter is covered by insurance and/or Seller posts a bond or provides other reasonably acceptable security, or
(ii) the remaining balance of the Note is greater than twice the amount claimed, in which event, Buyer shall be entitled to escrow any scheduled principal payments pursuant to a commercially reasonable escrow agreement.

                     (E) If any of the Group Members shall be subject to a dispute with Buyer or IHS with respect to indemnification rights or matters , they shall, unless Buyer elects otherwise in its sole and absolute discretion, be required to act as a group with respect to any and all rights and obligations with respect to the resolutions of dispute and Seller shall act as their sole representative and shall be bound by all actions taken or omitted by Seller on behalf of any Group Member as provided in this Agreement, and each Group Member shall be deemed to have received any notice deemed given or payment made to Seller in accordance with the notice provisions of this Agreement on the date deemed given or the date paid to Seller and Buyer and IHS shall be entitled to rely on all notices and consents given, and all settlements entered into on behalf of any Group Member to the extent authorized pursuant to the terms of this Agreement notwithstanding any objections made by any Group Member prior to, concurrently with or subsequent to the giving of any such notice or consent or the settlement of any such matter.

                     (F) Upon payment in full by an indemnifying party of any indemnification claim, whether such payment is effected by setoff or otherwise, or upon the payment in full by an indemnifying party of any judgment with respect to a third-party claim, the indemnifying party shall be subrogated (to the extent permitted by applicable law) to the extent of such payment to the rights of the indemnified party against any vendors, fee mortgagees, insurance carrier, workmens' compensation fund, attorneys, title insurance carrier, engineers, surveyors, environmental inspectors, zoning experts and the other parties to the Transaction Documents.

                            ARTICLE XII: TERMINATION

              12.1 TERMINATION . This Agreement may be terminated at any time at or prior to the time of Closing by:

                     (A) Buyer, if any condition precedent to Buyer's obligations hereunder, including without limitation those conditions set forth in Section 2.4 or Article IX hereof, have not been satisfied by the Closing Date or pursuant to Section 13.1 if any portion of the Property is damaged or destroyed;

                     (B)  Seller,   if  any  condition   precedent  to  Seller's
obligations hereunder, including without limitation those conditions set forth in Article X hereof, have not been satisfied by the Closing Date; or

                     (C) the mutual consent of Buyer and Seller.

              12.2 EFFECT OF TERMINATION . If a party terminates this Agreement because one of its conditions precedent has not been satisfied, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability to the terminating party except to the extent that said terminating party shall have been in breach of this Agreement. If such termination is by Buyer pursuant to Section 12.1(a) as a result of a breach by any Group Member of any of its representations, warranties, obligations or covenants made pursuant to this Agreement, nothing herein shall affect the right of Buyer and IHS to damages on account of such breach or to elect specific performance or injunctive relief on account of such breach, and (ii) if such termination is by Seller pursuant to Section 12.1 (b) as a result of a breach by Buyer or IHS of any of its representations, warranties, obligations or covenants in this Agreement, nothing herein shall affect the Group Members' right to damages on account of such breach.

                      ARTICLE XIII: CASUALTY, RISK OF LOSS

              13.1 CASUALTY, RISK OF LOSS . If at any time prior to the Closing any portion of the Property is damaged or destroyed as a result of fire, other casualty or for any reason whatsoever. Buyer shall have the right, in its sole and absolute discretion, within thirty (30) days of receipt of such notice (and the scheduled Closing Date shall be correspondingly extended), to (1) elect not to proceed with the Closing and terminate this Agreement, or (2) proceed to Closing and consummate the transactions contemplated hereby and receive any and all insurance proceeds received or receivable by Seller on account of any such casualty, in which case Buyer shall be deemed to have accepted the Property in its damaged condition and waived any right to indemnification or other claim due from Seller with respect to such casualty.

                      ARTICLE XIV: MISCELLANEOUS PROVISIONS

              14.1 PUBLIC ANNOUNCEMENTS . Any general public announcements or similar media publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as Buyer shall determine, subject to the reasonable approval of Seller.

              14.2 COSTS AND EXPENSES . Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

              14.3 PERFORMANCE . In the event of a breach by any Group Member of its, his or her obligations hereunder, Buyer and IHS shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the Group Members hereby waive the defense that there may be an adequate remedy at law and any requirement that Buyer post any bond or security. Should any party default in its performance, or other remedy, the prevailing party shall be entitled to its reasonable attorneys' fees.

              14.4 BENEFIT AND ASSIGNMENT . This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Buyer may assign its rights and interest under this Agreement to any other person or entity; provided that IHS shall continue to be liable for all of its obligations hereunder.

              14.5 EFFECT AND CONSTRUCTION OF THIS AGREEMENT . This Agreement and the Exhibits and Schedules hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

              14.6 COOPERATION - FURTHER ASSISTANCE . Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper and advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

              14.7 NOTICES . All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when personally delivered to the party or parties entitled to receive the notice or three (3) business days after sent by certified or registered mail, postage prepaid, or on the business day after sent by nationally recognized overnight courier, in each case, properly addressed to the party or parties entitled to receive such notice at the address stated below:


If to any Group Member,
to the Seller at:                   Todd Robinson
                                    2307 Princess Anne Drive
                                    Greensboro, NC 27408


with a copy to:                     Ronald Matamoros, Esq.
                                    Blanco Tackabery Combs & Matamoros
                                    110 South Strafford Road
                                    Winston-Salem, NC 27104-4244

If to the Buyer or IHS:             Integrated Health Services, Inc.
                                    10065 Red Run Boulevard
                                    Owings Mills, MD 21117
                                    Attn: Daniel J. Booth,
                                          Senior Vice President

                                           and

with a copy to:                     Integrated Health Services, Inc.
                                    10065 Red Run Boulevard
                                    Owings Mills, MD 21117
                                    Attn: Marshall A. Elkins, General Counsel

                                           and

                                    Blass & Driggs, Esqs.
                                    461 Fifth Avenue, 19th Floor
                                    New York, NY  10017
                                    Attention: Andrew S. Bogen

              14.8 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by its duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

              14.9 RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

              14.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Florida applicable to contracts executed, delivered and to be fully performed in the state of Florida, disregarding any contrary rules relating to the choice or conflict of laws.

              14.11 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

              IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

INTEGRATED HEALTH SERVICES, INC.

By:/s/ Daniel J. Booth
  ----------------------------------
Title: Daniel J. Booth
     -------------------------------
       Senior Vice President


INTEGRATED HEALTH SERVICES OF
FLORIDA AT HOLLYWOOD HILLS, INC.

By:/s/ Daniel J. Booth
  ----------------------------------
Title: Daniel J. Booth
     -------------------------------
       Senior Vice President


MEDICAL ASSOCIATES IV LIMITED
PARTNERSHIP

By: Hillco PCS (Hialeah) Limited Partnership
Its: General Partner

By: Medical Asset Fund, LLC
    Todd Robinson, Manager


By:
  ----------------------------------
   John J. Sheehan, Jr., Manager

HILLCO PCS (HIALEAH)
LIMITED PARTNERSHIP

By: Medical Asset Fund, LLC
Its: General Partner

By:
  ----------------------------------
Its: Manager

MEDICAL ASSET FUND, LLC

              IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

INTEGRATED HEALTH SERVICES, INC.

By:
  ----------------------------------
Title:
     -------------------------------



INTEGRATED HEALTH SERVICES OF
FLORIDA AT HOLLYWOOD HILLS, INC.

By:
  ----------------------------------
Title:
     -------------------------------



MEDICAL ASSOCIATES IV LIMITED
PARTNERSHIP

By: Hillco PCS (Hialeah) Limited Partnership
Its: General Partner

By: Medical Asset Fund, LLC


By: /s/ Todd Robinson
  ----------------------------------
   Todd Robinson, Manager


By:/s/ John J. Sheehan, Jr.
  ----------------------------------
   John J. Sheehan, Jr., Manager

HILLCO PCS (HIALEAH)
LIMITED PARTNERSHIP

By: Medical Asset Fund, LLC
Its: General Partner

By:/s/ John J. Sheehan, Jr.
  ----------------------------------
Its: Manager

MEDICAL ASSET FUND, LLC

By: /s/ Todd Robinson
  ----------------------------------
   Todd Robinson, Manager


By:/s/ John J. Sheehan, Jr.
  ----------------------------------
   John J. Sheehan, Jr., Manager

EQUITY HOLDERS:

/s/ Todd P. Robinson
------------------------------------
Todd P. Robinson


------------------------------------
Dr. John J. Sheehan, Sr.

HIALEAH ACQUISITION FUND, L.P.

By:
  ----------------------------------
Its: General Partner
  ----------------------------------

EQUITY HOLDERS:


------------------------------------
Todd P. Robinson

/s/ Dr. John J. Sheehan, Sr.
------------------------------------
Dr. John J. Sheehan, Sr.

HIALEAH ACQUISITION FUND, L.P.

By:/s/ Margaret P. Sheehan
  ----------------------------------
Its: General Partner



                                       28